UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023 (January 31, 2023)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2023, Globalstar, Inc. (the “Company”) entered into a Second Forbearance Agreement (the “Agreement”) with Macdonald Dettwiler and Associates Corporation (“Contractor”) and Rocket Lab USA, Inc. (“Subcontractor”). Pursuant to the Agreement, the Company paid $20 million in cash in respect of amounts due under the Satellite Procurement Agreement dated February 21, 2022 between the Company and Contractor (the “SPA”) and the Forbearance Agreement dated October 28, 2022 between the Company and Contractor (the “Prior Agreement” and together with the Agreement and the SPA, the “Contractor Agreements”) and the Contractor agreed to forbear from the exercise of remedies in respect of amounts due and unpaid as of the date of the Agreement under the Contractor Agreements through March 15, 2023 (the “Forbearance Date”). No later than the Forbearance Date, the Company is also required to pay all other amounts then due and payable under the SPA and the Prior Agreement.

The Agreement also includes a mechanism pursuant to which the parties may agree to allow the Company to satisfy certain amounts due under the Contractor Agreements by delivery of shares of its common stock, par value $0.0001 per share (the “Common Stock”), to the Subcontractor at an effective price equal to the market price of the Common Stock at the time of delivery, adjusted for certain expenses of the Subcontractor (a “Stock Payment”). The Contractor and the Subcontractor are under no obligation to agree to permit the Company to make any Stock Payment, the Company is under no obligation to make any Stock Payment, and any Stock Payment would be made only pursuant to definitive agreements between the parties, which are expected to include a purchase agreement and a registration rights agreement. The Company cannot currently predict whether the Contractor and the Subcontractor will agree to allow a Stock Payment or whether the Company will elect to make one. If one or more Stock Payments are made, the Company expects that such payment(s) would not exceed $40 million in total.

The Company is currently exploring financing options for satisfying its remaining payment obligations under the Contractor Agreements, as well as its obligation to refinance its 2019 Facility Agreement. It cannot currently predict whether, and on what terms, any such financing will be available but maximizing shareholder value is the driving consideration. The Company expects to provide additional information in the coming weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: February 6, 2023